UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2007 (March 1, 2007)

WELLPOINT, INC.

(Exact name of registrant as specified in its charter)

Indiana	001-16751	35-2145715
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Monument Circle

Indianapolis, IN 46204

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (317) 488-6000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5—Corporate Governance and Management.

Item 5.02—Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Colby Employment Agreement and Equity Grants.

On March 1, 2007, David C. Colby, Executive Vice President, Chief Financial Officer and Vice Chairman of the Company entered into the Company Form Employment Agreement, which form agreement was filed as Exhibit A to Exhibit 10.6 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2006. As a result of entering into the Company Form Employment Agreement, Mr. Colby becomes a participant in the WellPoint, Inc. Executive Agreement Plan and subject to the covenants and restrictions contained therein. Mr. Colby has been given the additional title of Vice Chairman, which is an executive, but non-Board, position.

Also on March 1, 2007, Mr. Colby received a stock option grant for 40,000 shares of WellPoint’s Common Stock (the “Stock Option Grant”) and a restricted stock unit award for 20,000 shares of WellPoint’s Common Stock (the “Restricted Stock Unit Grant”). The exercise price of the Stock Option Grant is equal to the fair market value based on the closing market value of WellPoint’s Common Stock on the New York Stock Exchange on March 1, 2007 (which was $80.81). The Stock Option Grant will vest in two equal installments on March 1, 2009 and March 1, 2010. The Restricted Stock Unit Grant will vest in two equal installments on March 1, 2009 and March 1, 2010, provided that adjusted diluted Earnings Per Share for 2007 equals or exceeds a specified threshold amount.

Other Compensation Action and Equity Grants.

On March 1, 2007 the Compensation Committee of the Board of Directors of WellPoint, Inc. established the following items with respect to the compensation of each of the executive officers of WellPoint identified in the table below:

Executive Officer	2007 Salary	2007 Stock Option Grant (#)[1]	2007 Restricted Stock Unit Award (#)[2]	2007 Annual Bonus Target Percentage[3]
Larry C. Glasscock	$1,300,000	320,000	40,000	140%
David C. Colby	$740,000	100,000	12,500	90%
Joan E. Herman	$710,000	80,000	10,000	85%
John S. Watts, Jr.	$740,000	100,000	12,500	90%

[1]

The 2007 Stock Option Grants were made on March 1, 2007 at an exercise price equal to the fair market value based on the closing market value of WellPoint’s Common Stock on the New York Stock Exchange on March 1, 2007 (which was $80.81). All options will vest in six equal semi-annual installments over three years beginning September 1, 2007.

[2]

The 2007 Restricted Stock Unit Awards were made on March 1, 2007. The restricted stock units will vest in three equal annual installments over three years beginning March 1, 2008, provided that adjusted diluted Earnings Per Share for 2007 equals or exceeds a specified threshold amount.

[3]

The 2007 Annual Bonus Target Percentage represents the percentage of 2007 Annual Salary which may be earned by the Named Executive Officer as 2007 Annual Incentive Bonus based upon the achievement of specified performance measures. The performance measures and the weight of such measures are as follows: adjusted diluted Earnings Per Share (40%); Business Unit Operating Gain (20%); Specialty Performance (15%); Medical Membership Growth (15%); Member Health Index (5%); and, Member Trust (5%). In addition, if the threshold adjusted diluted Earnings Per Share is not achieved, no 2007 Annual Incentive Bonus will be paid. Executives are eligible for a maximum bonus not to exceed 100% of target at threshold performance and not to exceed 300% of target for maximum performance. The maximum cash award for executives is 200% of the target award and earned amounts in excess of 200% are paid in restricted stock that vests over three years.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 5, 2007

WELLPOINT, INC.

By:	/s/ Angela F. Braly
Name:	Angela F. Braly
Title:	Executive Vice President, General Counsel and Chief Public Affairs Officer

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